EXHIBIT 23.2
Consent of Ernst & Young LLP Independent Registered Public Accounting Firm
          We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-114166, 333-102988, 333-85160, 333-61866, 333-25661, 333-32159, 333-23085, 333-17501, 333-03507, and 333-107755) and the Registration Statements on Form S-8 (Nos. 333-116624, 333-30558, 333-46990, 333-81243, 333-105694, and 333-105693), pertaining to the 1992 Stock Option Plan, the 1993 Non-Employee Directors’ Equity Incentive Plan, the 2000 Employee Stock Purchase Plan, the 2003 Employee Stock Purchase Plan and the 2004 Non-Employee Directors’ Equity Incentive Plan of Questcor Pharmaceuticals, Inc. of our report dated February 18, 2005 (except Note 17, as to which the date is March 29, 2005, and which is not presented herein), with respect to the 2004 and 2003 financial statements and schedule of Questcor Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Palo Alto, California
March 30, 2006